THIRD AMENDED AND RESTATED

                     CERTIFICATE OF INCORPORATION

                                  OF

                      SHERIDAN HEALTHCARE, INC.


     Sheridan Healthcare, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Sheridan Healthcare, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was October 27, 1994. The name under which the Corporation filed its original Certificate of Incorporation was SAMA Holdings, Inc.

     2. This Third Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on October 30, 1995, as heretofore amended (the "Certificate of Incorporation"), and was duly adopted by the written consent of the stockholders of the Corporation, with written notice thereof having been given to all stockholders of the Corporation who have not given their written consent, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL").

     3. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.

                              ARTICLE I
                                 NAME

     The name of the Corporation is Sheridan Healthcare, Inc.

                              ARTICLE II
                          REGISTERED OFFICE

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                             ARTICLE III
                               PURPOSES
     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                              ARTICLE IV
                            CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have the authority to issue is Thirty-Six Million (36,000,000) shares of which
(i) Thirty Million (30,000,000) shares shall be Common Stock, par value $.01 per share (the "Common Stock"), (ii) One Million (1,000,000) shares shall be Class A Common Stock, par value $.01 per share (the "Class A Common Stock" and together with the Common Stock, the "Common Shares") and (iii) Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share (the "Preferred Stock").

     As set forth in this Article IV, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred
Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

     The number of authorized shares of the class of Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock.

     The   designations,   powers,   preferences   and   rights   of,   and  the
qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below.

     Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Article IV to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of a series of Preferred Stock and any qualifications, limitations and restrictions thereof shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The rights in respect of dividends or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued;

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

          (j)  Such   other   powers,   preferences,   rights,   qualifications,
limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

                          A.  COMMON SHARES
                              -------------

     1. General. Except as herein otherwise expressly provided, all shares of Common
Stock and Class A Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

     2. Voting. Each holder of record shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. The holders of Class A Common Stock shall not have any right to vote, except that, as to any matter on which holders of Class A Common Stock are required to have a vote under applicable law, (a) each holder of record shall be entitled to one vote for each share of Class A Common Stock standing in his name on the books of the Corporation and, (b) except as required by law, the holders of Common Stock and Class A Common Stock shall vote together as a single class on all matters as to which holders of Class A Common Stock are entitled to vote.

     3. Dividends. Subject to applicable law, the holders of Common Shares shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with each share of Common Stock and each share of Class A Common Stock sharing equally, share for share, in such dividends, except that if dividends are declared which are payable in shares of Common Stock or Class A Common Stock, dividends shall be declared which are payable at the same rate in both classes of stock and the dividends payable in shares of Common Stock shall be payable to the holders of that class of stock and the dividends payable in shares of Class A Common Stock shall be payable to the holders of that class of stock.

     4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of preferred stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Shares shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

     5.   Conversion of Class A Common Stock.

          (a) Right to Convert. Subject to and upon compliance with the provisions of this Section 5, each share of Class A Common Stock which is to be distributed, disposed of or sold in connection with a Class A Conversion Event (as defined below) shall be convertible, at the option of the holder thereof, into fully paid and non-assessable shares of Common Stock, effective upon the occurrence of (or the expected occurrence of) a Class A Conversion Event at the rate of one share of Common Stock for each share of Class A Common Stock so converted (the "Class A Common Conversion Rate"), subject to adjustment as provided in Section 7, provided that such holder has given the Corporation notice of its intent to exercise its rights hereunder prior to the effectiveness of such Class A Conversion Event. A "Class A Conversion Event" shall mean (i) any sale in connection with any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933, as amended (the "Securities Act")), and a sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (ii) any sale (including by way of a merger, consolidation or similar transaction) of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (iii) any sale (including by way of a merger, consolidation or similar transaction) of securities of the
     Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any being converted and disposed of in connection with such Class A Conversion Event) which possess in the aggregate the power to elect a majority of the Corporation's directors, and (iv) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons in the aggregate would not own, control or have the right to acquire more than two percent of the outstanding securities of any class of voting securities of the Corporation. The term, "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, business association and any other entity or organization.

          (b) Notice of Conversion. Each holder of Class A Common Stock shall be entitled to convert shares of Class A Common Stock which are to be distributed, disposed of or sold in connection with a Class A Conversion Event, if such holder reasonably believes that such Class A Conversion Event will be consummated, and a written request for conversion from any holder of Class A Common Stock to the Corporation stating such holder's reasonable belief that a Class A Conversion Event shall occur shall be conclusive and obligate the Corporation to effect such conversion in a timely manner, so as to enable each such holder to participate in such Class A Conversion Event. The Corporation will not cancel the shares of Class A Common Stock so converted before the tenth day following such Class

     A Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class A Common Stock are converted into Common Stock in connection with a Class A Conversion Event and such shares are not actually distributed, disposed of or sold pursuant to such Class A Conversion Event, such shares of Common Stock shall promptly be converted back into the same number of shares of Class A Common Stock. No share or shares of the Class A Common Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Class A Common Stock accordingly.

          (c) Surrender of Certificates. Each conversion of shares of Class A Common Stock into shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares of Class A Common Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Common Shares or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Class A Common Stock by the Corporation together with written notice by the holder of such Class A Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class A Common Stock represented by such certificate, into Common Stock, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Common Stock shall be issued and shall include instructions for delivery thereof. Upon surrender of a certificate representing Class A Common Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Class A Common Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Class A Common Stock which shall not have been converted. If the certificate or certificates for Common Stock are to be issued in a name other than the name of the registered holder of the stock surrendered for conversion, the Corporation shall not be obligated to issue or deliver any certificate unless and until the holder of the stock surrendered has paid to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid. The issuance of certificates for Common Stock upon conversion of Class A Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

          (d) Effective Date of Conversion. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation and at such time the rights of the holder of such Class A Common Stock (or specified portion thereof) as to such converted shares shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (e) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A Common Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding shares of Class A Common Stock.

          (f) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of Common Shares in any manner which would interfere with the timely conversion of any shares of Class A Common Stock.

     6.   Adjustments.

          (a) Changes in Common Stock. In the event the Corporation shall (i) pay a dividend in or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Corporation, the Class A Common Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Class A Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of any of the events described above had such share of Class A Common Stock been converted on or immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, as the case may be.

          (b) Changes in Class A Common Stock. In the event that the Corporation shall (i) pay a dividend in or make a distribution in shares of its Class A Common Stock, (ii) subdivide its outstanding shares of Class A Common Stock, (iii) combine its outstanding shares of Class A Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Class A Common Stock any shares of the Corporation, the Class A Common Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Class A Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of any of the events described above had such share of Class A Common Stock been converted on or immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, as the case may be.

          (c) General. An adjustment made pursuant to this Section 6 shall become effective immediately after the record date (in the case of a dividend or distribution in shares of capital stock) and shall become effective immediately after the effective date, (in the case of a subdivision, combination or reclassification). No adjustment in accordance with this Section 6 shall be required unless such adjustment would require an increase or decrease in any conversion rate of at least 0.1%; provided, however, that any adjustments which by reason of this clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Any calculations under this Section 6 shall be made to the nearest one-thousandth of a share.

     7. Notices. In the event that the Corporation provides any notice, report or statement to any holder of Common Shares, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding Common Shares.

     8.   Reclassification.

          (a) Effective November 3, 1995 (the "Effective Date"), each share of the Corporation's Class A Voting Common Stock, par value $.01 per share (the "Class A Voting Common Stock") issued and outstanding or held in treasury immediately prior to the Effective Date shall, without any action on the part of the respective holders thereof, be reclassified into one share of Common Stock, and each stock certificate that, immediately prior to the Effective Date, represented shares of Class A Voting Common Stock shall, from and after the Effective Date and without the necessity of presenting the same for exchange, represent one share of Common Stock.

          (b) Effective upon the Effective Date, each share of the Corporation's Class B Non-Voting Common Stock, par value $.01 per share (the "Class B
Non-Voting Common Stock"), issued and outstanding or held in treasury immediately prior to the Effective Date shall, without any action on the part of the respective holders thereof, be reclassified into one share of Class A Common Stock, and each stock certificate that, immediately prior to the Effective Date, represented shares of the Corporation's Class B Non-Voting Common Stock shall, from and after the Effective Date and without the necessity of presenting the same for exchange, represent one share of Class A Common Stock.

                                    ARTICLE V
                               STOCKHOLDER ACTION
                               ------------------

     Any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

                                    ARTICLE VI
                                    DIRECTORS
                                    ---------

     Section 1.  General.
     --------------------

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     Section 2.  Election of Directors.
     ----------------------------------

     Election of Directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

     Section 3.  Terms of Directors.
     -------------------------------

     The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I Directors of the Corporation shall be Robert W. Daly and Luis E. Lamela; the initial Class II Directors of the Corporation shall be Lewis D. Gold and Henry E. Golembesky; and the initial Class III Directors of the Corporation shall be Mitchel Eisenberg and Richard D. Tadler. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1996, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1997, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 1998. At each annual meeting of stockholders, the successor or successors of the class of Directors whose term expires at that meeting (other than Directors elected by any series of Preferred Stock) shall be elected by a plurality of the votes cast at such meeting and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The Directors elected to each class (other than Directors elected by any series of Preferred Stock) shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

     Notwithstanding  the  foregoing,  whenever,  pursuant to the  provisions of
Article IV of this Third Amended and Restated Certificate of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Third Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Section 3.

     During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized  number  of  Directors  of the  Corporation  shall  automatically  be increased by such specified number of Directors, and the holders of such Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions, and (ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

     Section 4. Vacancies.
     ---------------------

     Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     Section 5. Removal.
     -------------------

     Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of at least two-thirds of the total votes which would be eligible to be cast by stockholders in the election of such Director. At least 30 days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal shall be sent to the Director whose removal will be considered at the meeting. For purposes of this Third Amended and Restated Certificate of Incorporation, "cause," with respect to the removal of any Director shall include (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

                                   ARTICLE VII
                             LIMITATION OF LIABILITY
                             -----------------------

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Third Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII
                              AMENDMENT OF BY-LAWS
                              --------------------

     Section 1. Amendment by Directors
     ---------------------------------

     Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors.

     Section 2. Amendment by Stockholders
     ------------------------------------

     The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                                   ARTICLE IX
                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                    -----------------------------------------

     The Corporation reserves the right to amend or repeal this Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Third Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Third Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Third Amended and Restated Certificate of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provisions of this Third Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than 80% of the total votes eligible to be cast by holders of voting stock, voting together a single class, shall be required to amend or repeal any of the provisions of Article VI or Article IX of this Third Amended and Restated Certificate of Incorporation.

     I, Mitchell Eisenberg, President of the Corporation, for the purpose of amending and restating the Corporation's Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 3rd day of November, 1995.



                             /s/ Mitchell Eisenberg
                             -----------------------------
                             Mitchell Eisenberg, President

                            CERTIFICATE OF AMENDMENT

                                       OF

             THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            SHERIDAN HEALTHCARE, INC.

     Sheridan Healthcare, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     1.  The name of the Corporation is Sheridan Healthcare, Inc.

     2.  Article  IV  of  the  Third   Amended  and  Restated   Certificate   of
Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:


                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

     The total number of shares of capital stock which the Corporation shall have the authority to issue is Twenty-Six Million (26,000,000) shares of which
(i) Twenty Million (20,000,000) shares shall be Common Stock, par value $.01 per share (the "Common Stock"), (ii) One Million (1,000,000) shares shall be Class A Common Stock, par value $.01 per share (the "Class A Common Stock" and together with the Common Stock, the "Common Shares") and (iii) Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share (the "Preferred Stock").

     As set forth in this Article IV, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Preferred
Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

     The number of authorized shares of the class of Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock.

     The   designations,   powers,   preferences   and   rights   of,   and  the
qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below.

     Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this Article IV to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of a series of Preferred Stock and any qualifications, limitations and restrictions thereof shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Preferred Stock to the extent permitted by law:

          (a) The distinctive serial designation and the number of shares constituting such series;

          (b) The rights in respect of dividends or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such series;

          (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such series shall be issued;

          (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

          (j)  Such   other   powers,   preferences,   rights,   qualifications,
limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

                                A. COMMON SHARES
                                   -------------

     1. General. Except as herein otherwise expressly provided, all shares of Common Stock and Class A Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

     2. Voting. Each holder of record shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. The holders of Class A Common Stock shall not have any right to vote, except that, as to any matter on which holders of Class A Common Stock are required to have a vote under applicable law, (a) each holder of record shall be entitled to one vote for each share of Class A Common Stock standing in his name on the books of the Corporation and, (b) except as required by law, the holders of Common Stock and Class A Common Stock shall vote together as a single class on all matters as to which holders of Class A Common Stock are entitled to vote.

     3. Dividends. Subject to applicable law, the holders of Common Shares shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with each share of Common Stock and each share of Class A Common Stock sharing equally, share for share, in such dividends, except that if dividends are declared which are payable in shares of Common Stock or Class A Common Stock, dividends shall be declared which are payable at the same rate in both classes of stock and the dividends payable in shares of Common Stock shall be payable to the holders of that class of stock and the dividends payable in shares of Class A Common Stock shall be payable to the holders of that class of stock.

     4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of preferred stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Shares shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

5.   Conversion of Class A Common Stock.
     -----------------------------------

          (a) Right to Convert. Subject to and upon compliance with the provisions of this Section 5, each share of Class A Common Stock which is to be distributed, disposed of or sold in connection with a Class A Conversion Event (as defined below) shall be convertible, at the option of the holder thereof, into fully paid and non-assessable shares of Common Stock, effective upon the occurrence of (or the expected occurrence of) a Class A Conversion Event at the rate of one share of Common Stock for each share of Class A Common Stock so converted (the "Class A Common Conversion Rate"), subject to adjustment as provided in Section 7, provided that such holder has given the Corporation notice of its intent to exercise its rights hereunder prior to the effectiveness of such Class A Conversion Event. A "Class A Conversion Event" shall mean (i) any sale in connection with any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933, as amended (the "Securities Act")), and a sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (ii) any sale (including by way of a merger, consolidation or similar transaction) of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (iii) any sale (including by way of a merger, consolidation or similar transaction) of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any being converted and disposed of in connection with such Class A Conversion Event) which possess in the aggregate the power to elect a majority of the Corporation's directors, and (iv) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange
Act) if, after such sale, such person or group of persons in the aggregate would not own, control or have the right to acquire more than two percent of the outstanding securities of any class of voting securities of the Corporation. The term, "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, business association and any other entity or organization.

          (b) Notice of Conversion. Each holder of Class A Common Stock shall be entitled to convert shares of Class A Common Stock which are to be distributed, disposed of or sold in connection with a Class A Conversion Event, if such holder reasonably believes that such Class A Conversion Event will be consummated, and a written request for conversion from any holder of Class A Common Stock to the Corporation stating such holder's reasonable belief that a Class A Conversion Event shall occur shall be conclusive and obligate the

Corporation to effect such conversion in a timely manner, so as to enable each such holder to participate in such Class A Conversion Event. The Corporation will not cancel the shares of Class A Common Stock so converted before the tenth day following such Class A Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Class A Common Stock are converted into Common Stock in connection with a Class A Conversion Event and such shares are not actually distributed, disposed of or sold pursuant to such Class A Conversion Event, such shares of Common Stock shall promptly be converted back into the same number of shares of Class A Common Stock. No share or shares of the Class A Common Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Class A Common Stock accordingly.

          (c) Surrender of Certificates. Each conversion of shares of Class A Common Stock into shares of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares of Class A Common Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Common Shares or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Class A Common Stock by the Corporation together with written notice by the holder of such Class A Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class A Common Stock represented by such certificate, into Common Stock, which notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Common Stock shall be issued and shall include instructions for delivery thereof. Upon surrender of a certificate representing Class A Common Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Class A Common Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Class A Common Stock which shall not have been converted. If the certificate or certificates for Common Stock are to be issued in a name other than the name of the registered holder of the stock surrendered for conversion, the Corporation shall not be obligated to issue or deliver any certificate unless and until the holder of the stock surrendered has paid to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid. The issuance of certificates for Common Stock upon conversion of Class A Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

          (d) Effective Date of Conversion. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation and at such time the rights of the holder of such Class A Common Stock (or specified portion thereof) as to such converted shares shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (e) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Class A Common Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding shares of Class A Common Stock.

          (f) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of Common Shares in any manner which would interfere with the timely conversion of any shares of Class A Common Stock.

6.   Adjustments.
     ------------

          (a) Changes in Common Stock. In the event the Corporation shall (i) pay a dividend in or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Corporation, the Class A Common Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Class A Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of any of the events described above had such share of Class A Common Stock been converted on or immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, as the case may be.

          (b) Changes in Class A Common Stock. In the event that the Corporation shall (i) pay a dividend in or make a distribution in shares of its Class A Common Stock, (ii) subdivide its outstanding shares of Class A Common Stock,
(iii) combine its outstanding shares of Class A Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Class A Common Stock any shares of the Corporation, the Class A Common Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Class A Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive after the happening of any of the events described above had such share of Class A Common Stock been converted on or immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, as the case may be.

          (c) General. An adjustment made pursuant to this Section 6 shall become effective immediately after the record date (in the case of a dividend or distribution in shares of capital stock) and shall become effective immediately after the effective date (in the case of a subdivision, combination or reclassification). No adjustment in accordance with this Section 6 shall be required unless such adjustment would require an increase or decrease in any conversion rate of at least 0.1%; provided, however, that any adjustments which by reason of this clause are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Any calculations under this
Section 6 shall be made to the nearest one-thousandth of a share.

     7. Notices. In the event that the Corporation provides any notice, report or statement to any holder of Common Shares, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding Common Shares.

     8.   Reclassification.
          -----------------

          (a) Effective November 3, 1995 (the "Effective Date"), each share of the Corporation's Class A Voting Common Stock, par value $.01 per share (the "Class A Voting Common Stock") issued and outstanding or held in treasury immediately prior to the Effective Date shall, without any action on the part of the respective holders thereof, be reclassified into one share of Common Stock, and each stock certificate that, immediately prior to the Effective Date, represented shares of Class A Voting Common Stock shall, from and after the Effective Date and without the necessity of presenting the same for exchange, represent one share of Common Stock.

          (b) Effective upon the Effective Date, each share of the Corporation's Class B Non-Voting Common Stock, par value $.01 per share (the "Class B
Non-Voting Common Stock"), issued and outstanding or held in treasury immediately prior to the Effective Date shall, without any action on the part of the respective holders thereof, be reclassified into one share of Class A Common Stock, and each stock certificate that, immediately prior to the Effective Date, represented shares of the Corporation's Class B Non-Voting Common Stock shall, from and after the Effective Date and without the necessity of presenting the same for exchange, represent one share of Class A Common Stock.

          -------------------------------------------------------------

     3. The Board of Directors of the Corporation adopted resolutions on February 26, 1997 declaring the advisability of the foregoing amendment and directing the officers of the Corporation to submit the amendment to the stockholders of the Corporation for their approval at the Corporation's 1997 Annual Meeting of Stockholders.

     4. The stockholders of the Corporation approved the foregoing amendment by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Corporation's 1997 Annual Meeting of Stockholders held on May 15, 1997.

     5. The amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Sheridan Healthcare, Inc., has caused this Certificate to be signed on its behalf by Mitchell Eisenberg, M.D., Chairman of the Board of Directors, President and Chief Executive Officer and attested by Jay A. Martus, Esq., Vice President, General Counsel and Secretary, and does hereby affirm that the facts stated therein are true, this 21st day of May, 1997.

                                   SHERIDAN HEALTHCARE, INC.



                                   By: /s/ Mitchell Eisenberg
                                       -------------------------------------
                                       Mitchell Eisenberg, M.D.
                                       Chairman of the Board of Directors,
                                       President and Chief Executive Officer
ATTEST:



/s/ Jay A. Martus
-----------------------------
Jay A. Martus, Esq.
Vice President, General Counsel
and Secretary